Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Current Report on Form 8-K/A of Kelly Services, Inc. of our report dated June 16, 2021, relating to the financial statements of Softworld, Inc.

/s/ Miller Wachman LLP
Boston, Massachusetts
June 21, 2021